UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) December 21, 2012

Assisted Living Concepts, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051

(Address of Principal Executive Offices) (Zip Code)

(262) 257-8888

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2012, a lawsuit was filed derivatively by an alleged stockholder of Assisted Living Concepts, Inc. (the “Company”) against certain of the Company’s current and former executive officers and directors and the Company, as nominal defendant. The complaint is captioned Guy Somers, Derivatively on Behalf of Assisted Living Concepts, Inc. v. Laurie A. Bebo, et al., Case No. A-12-674054-C, and was filed in the Eighth Judicial District Court of the State of Nevada in and for Clark County. The substantive allegations of the suit are similar to the allegations in the action styled George Passaro v. Laurie A. Bebo, et al., filed September 13, 2012 in the Milwaukee County Circuit Court for the State of Wisconsin, and focus upon the Company’s alleged failure to comply with state regulatory and licensing requirements bearing upon the operation of assisted living facilities, and the defendants’ alleged failure to take action to correct the claimed regulatory noncompliance. Unlike the Passaro complaint, which purports to allege only a breach of the fiduciary duty of good faith, the Somers complaint purports to allege four causes of action, for breach of fiduciary duty, contribution and indemnification, waste of corporate assets, and unjust enrichment. The lawsuit seeks, among other things, damages in favor of the Company and the plaintiff’s costs and disbursements with respect to the litigation, as well as equitable remedies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 7, 2013

By:	/s/ John Buono
John Buono
Senior Vice President, Chief Financial Officer & Treasurer